                                                                   EXHIBIT 2(j)

                              CUSTODIAN AGREEMENT



         THIS CUSTODIAN AGREEMENT, dated as of June 14, 1995 ("Custodian Agreement"), is by and between SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC, a North Carolina limited liability company ("Depositor"); and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association, as Custodian hereunder ("Custodian").


                                   BACKGROUND

         A. Depositor, a closed-end private venture capital fund, desires to engage Custodian to serve as the custodian of its securities and other investment assets in accordance with the Investment Company Act of 1940 (the "Investment Company Act").

         B. Custodian has agreed to accept, hold, and disburse the securities and funds deposited with it and the earnings thereon in accordance with the terms of this Custodian Agreement.

         C. In order to establish the custodianship of securities and investment assets in accordance with the Investment Company Act, the parties hereto have entered into this Custodian Agreement.


                             STATEMENT OF AGREEMENT

                 NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

                 1. Definitions. The following terms shall have the following meanings when used herein:

                 "Cash Manager" shall mean Sovereign Capital Management, Inc. d/b/a Sovereign Advisers, Inc., or other financial advisor designated as such by the Depositor.

                 "Custody Period" shall mean the period commencing on the date hereof and ending on the Termination Date as defined herein.

                 "Depositor Representative" shall mean David C. Blivin or W. Clay Hamner or any other person designated in a writing signed by Depositor and delivered to Custodian and the Recipient Representative in accordance with the notice provisions of this Custodian Agreement, to act as its representative under this Custodian Agreement.

                 "Direction" shall mean a joint written direction executed by the Depositor Representative and one of the Disinterested Directors directing Custodian to disburse all or a portion of the Securities or the Funds or to take or refrain from taking an action pursuant to this Custodian Agreement.

                 "Directors" or "Board of Directors" means the persons serving as the managers of the Depositor.

                 "Disinterested Director" means one of the managers of the Depositor who is not an "interested person" of Depositor as defined by the Investment Company Act. Upon execution of this Agreement the Depositor Representative shall deliver to Custodian a list of the Disinterested Directors, and the Depositor shall immediately notify the Custodian in writing upon any changes or additions to, or deletions from, the list of Disinterested Directors. Custodian may rely conclusively upon the list of Disinterested Directors as provided from time to time by Depositor and shall not be obligated to undertake any independent investigation as to the status of a Director.

                 "Funds" shall mean cash and cash equivalents of the Depositor held, invested and reinvested by the Custodian in accordance with this Agreement, together with any interest and other income thereon.

                 "Securities" shall mean the securities and other investment assets (other than Funds) deposited with Custodian pursuant to this Agreement, together with any dividends, interest and other income thereon.

                 "Termination Date" shall have the meaning ascribed to such term in Section 23 hereof.

                 2.       Appointment of and Acceptance by Custodian.
Depositor hereby appoints Custodian to serve as custodian hereunder. Custodian hereby accepts such appointment and, upon receipt of Funds and/or Securities in accordance with Section 3 below, agrees to hold and disburse the Funds and Securities in accordance with this Custodian Agreement.

                 3. Creation of Custodian Accounts. Upon the initial closing of Depositor's private offering of its securities, Depositor will transfer the net offering proceeds remaining after the payment of expenses of the offering, funding of the Depositor's operating account(s), and other deductions as directed by Depositor, into a cash management account. After the initial closing, Depositor will deposit subsequent net proceeds received in the offering (which are not held by Depositor as operating funds in accordance with the Investment Company Act) into the cash management account.

                 a. Cash Management Account. The cash management account created above shall be held by Custodian and the Funds therein shall be invested in accordance with the instructions of the Cash Manager. Funds deposited in this account shall be disbursed to purchase Securities, to make distributions to the equity owners of Depositor, or for other purposes as specified by, and upon receipt by Custodian of, a Direction.

                 b. Securities Custodianship. The Custodian will accept and maintain physical possession of the stock certificates or other evidences of ownership of Securities acquired by the Depositor. Securities held by the Custodian hereunder may be (i) withdrawn only upon receipt by the Custodian of a Direction in connection with the sale, exchange, redemption, making of a conversion, the exercise of warrants or rights, assents to changes in the terms of the Securities, or other transactions necessary or appropriate in the ordinary course of business relating to the management of securities; or (ii) distributed to the equity owners of the Depositor as specified by, and upon receipt by the Custodian of, a Direction.

         Interest, dividends and other current earnings from the investment of the Cash Management Account and the holding of Securities shall be deposited into the Cash Management Account unless otherwise directed in writing by the Depositor Representative. Proceeds from the sale or other disposition of Securities shall be deposited into the Cash Management Account.

                 5. Access to Securities. All Securities shall be physically segregated at all times from those of any other person and shall be withdrawn only in accordance with this Agreement. Except as otherwise provided by law, no person shall be authorized or permitted to have access to the Securities except pursuant to a resolution of the Board of Directors of Depositor. Each such resolution shall designate not more than five persons who shall be either Directors or responsible employees of Depositor and shall provide that access to such Securities shall be had only by two or more such persons jointly, at least one of whom shall be a Director. Notwithstanding the foregoing, access shall be permitted (i) to properly authorized officers and employees of the Custodian and (ii) for purposes of Section 7 hereof, to the independent public accountant jointly with any two persons so designated by resolution or such authorized officers or employees of Custodian. Such Securities shall at all times be subject to inspection by the United States Securities Exchange Commission through its authorized employees or agents accompanied, unless otherwise directed by order of such Commission, by one or more of the persons designated pursuant to this Section 5.

                 4.       Disbursement of Funds.

                 a. Written Direction. Custodian shall disburse Funds and transfer Securities, at any time and from time to time, only in accordance with a Direction consistent with the terms of this Agreement.

                 b. Confirmation. Upon the disbursement of Funds from the cash management account described herein or the transfer of any Securities, Custodian will promptly confirm such disbursement and transfer in writing to the Depositor with a copy to the Disinterested Directors of Depositor.

                 The investment and reinvestment of Funds pursuant to the instructions of the Cash Manager shall not be "disbursements" requiring Direction and confirmation to Disinterested Directors as provided in this
Section 4.

                 6. Deposit/Withdrawal Notations. Each person depositing or withdrawing Securities shall sign and deliver to the Custodian a notation in the form attached hereto as Exhibit A. The Custodian will promptly transmit a copy of such notation to a Director or other person authorized to receive such notation by the Board of Directors of Depositor, who shall not be a person designated for the purposes of Section 5 hereof. The Custodian shall preserve a copy of each such notation for at least one year thereafter.

                 7. Verification of Securities. The Securities shall be verified by actual examination by an independent public accountant retained by the Depositor at least three times during each calendar year, at least two of which shall be chosen by the accountant without prior notice to the Depositor.

                 8. Disbursement Into Court. If, at any time, there shall exist any dispute between Depositor and Custodian with respect to the holding or disposition of any portion of the Securities, the Funds or any other obligations of Custodian hereunder, or if at any time Custodian is unable to determine, to Custodian's reasonable satisfaction, the proper disposition of any portion of the Securities or the Funds or Custodian's proper actions with respect to its obligations hereunder, or if the Depositor has not within 30 days of the furnishing by Custodian of a notice of resignation pursuant to
Section 10 hereof, appointed a successor Custodian to act hereunder, then Custodian may, in its sole discretion, take either or both of the following actions:

                 a. suspend the performance of any of its obligations under this Custodian Agreement until such dispute or uncertainty shall be resolved to the reasonable satisfaction of Custodian or until a successor Custodian shall have been appointed (as the case may be); provided, however, that Custodian shall continue to invest the Funds and hold the Securities in accordance with Section 9 hereof; and/or

                 b. petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Charlotte, North Carolina, for instructions with respect to such dispute or uncertainty, and pay into such court all Funds and Securities held by it for holding and disposition in accordance with the instructions of such court.

Custodian shall have no liability to Depositor, its members or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Funds or Securities or any delay in or with respect to any other action required or requested of Custodian, except for Custodian's negligence or intentional misconduct.

                 9. Investment of Funds. Custodian shall invest and reinvest the Funds as the Cash Manager shall direct (subject to applicable minimum investment requirements), provided, however, that no investment or reinvestment may be made except in the following:

                 a. direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; or

                 b. certificates of deposit issued by any bank, bank and trust company, or national banking association (including Custodian and its affiliates) with at least $500 million in tangible net worth, which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency.

         If Custodian has not received a direction at any time that an investment decision must be made, Custodian shall invest the Funds, or such portion thereof as to which no direction has been received, in investments described in clause (b) above. Each of the foregoing investments shall be made in the name of Custodian. No investment shall be made in any instrument or security that has a maturity of greater than six (6) months. Notwithstanding anything to the contrary contained herein, Custodian may, upon notice to the Depositor, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Custodian shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any Funds received by Custodian for deposit or any Direction received by Custodian with respect to investment of any Funds after ten o'clock, a.m., Charlotte, North Carolina, time, Custodian shall not be required to invest such Funds or to effect such investment instruction until the next day upon which banks in Charlotte, North Carolina are open for business.

                 10. Resignation and Removal of Custodian. Custodian may resign from the performance of its duties hereunder at any time by giving ten
(10) days' prior written notice to the Depositor or may be removed, with or without cause, by the Depositor at any time by the giving of ten (10) days' prior written notice to Custodian. Such resignation or removal shall take effect upon the appointment of a successor Custodian as provided hereinbelow. Upon any such notice of resignation or removal, the Depositor shall appoint a successor Custodian hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000. Upon the acceptance in writing of any appointment as Custodian hereunder by a successor Custodian, such successor Custodian shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Custodian, and the retiring Custodian shall be discharged from its duties and obligations under this Custodian Agreement, but shall not be discharged from any liability for actions taken as Custodian hereunder prior to such succession. After any retiring Custodian's resignation or removal, the provisions of this Custodian Agreement (shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Custodian under this Custodian Agreement.

                 11. Liability of Custodian. Custodian shall have no liability or obligations with respect to the Funds or the Securities except for Custodian's willful misconduct or gross negligence. Custodian's sole responsibility shall be for the safekeeping, investment, and disbursement of the Funds and the Securities in accordance with the terms of this Custodian Agreement. Custodian shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Custodian may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Custodian shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Custodian Agreement. In no event shall Custodian be liable for incidental, indirect, special, consequential or punitive damages. Custodian shall not be obligated to take any legal action or commence any proceeding in connection with the Funds or the Securities, any account in which Funds are deposited, this Custodian Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Custodian may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Depositor shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

                 12. Indemnification of Custodian. From and at all times after the date of this Custodian Agreement, Depositor shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless Custodian and each director, officer, employee, attorney, agent and affiliate of Custodian (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitations reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified
Parties from and after the date hereof, whether direct, indirect or consequential as a result of or arising from or in any way relating to any claim, demand, suit action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Custodian Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Depositor in writing, and Depositor shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) Depositor agrees to pay such fees and expenses, or (b) Depositor shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) that named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and Depositor, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Depositor. All such fees and expenses payable by Depositor pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of the Indemnified Parties shall be payable by Depositor and Recipient, jointly and severally, upon demand by such Indemnified Party. The obligations of Depositor under this Section 12 shall survive any termination of this Custodian Agreement and the resignation or removal of Custodian.

                 13. Fees and Expenses of Custodian. Depositor shall compensate Custodian for its services hereunder in accordance with Schedule 1 attached hereto and, in addition, shall reimburse Custodian for all of its reasonable out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the compensation and reimbursement obligations set forth in this Section 13 shall be payable by Depositor upon demand by Custodian. The obligations of Depositor under this Section 13 shall survive any termination of this Custodian Agreement and the resignation or removal of Custodian.

                 Custodian is authorized to, and may, disburse to itself from the Escrow Funds, from time to time, the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Custodian or any Indemnified Party is entitled to seek indemnification pursuant to Section 12 hereof.) Custodian shall notify the Depositor Representative of any disbursement from the Escrow Funds to itself or any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to the Depositor Representative copies of all related invoices and other statements. Depositor hereby grants to Custodian and the Indemnified Parties a security interest in and lien upon the Funds and all funds therein to secure all obligations hereunder to Custodian and the Indemnified Parties, and Custodian and Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 12 hereof) against the Escrow Funds. If for any reason funds in the Escrow Funds are insufficient to cover such compensation and reimbursement, Depositor shall promptly pay such amounts to Custodian or any Indemnified Party upon receipt of an itemized invoice.

                 14. Representations and Warranties. Depositor makes the following representations and warranties to Custodian:

                          (a) Depositor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of North Carolina, and has full power and authority to execute and deliver this Custodian Agreement and to perform its obligations hereunder;

                          (b) This Custodian Agreement has been duly approved by all necessary action of Depositor, has been executed by duly authorized managers of Depositor, and constitutes a valid and binding agreement of Depositor, enforceable in accordance with its terms.

                          (c) The execution, delivery and performance by Depositor of this Custodian Agreement will not violate, conflict with, or cause a default under the articles of organization or operating agreement of Depositor, any applicable law or regulation, any court order or administrative ruling or decree to which Depositor is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement, to which Depositor is a party or any of its property is subject.

                          (d) David C. Blivin or W. Clay Hamner, or either of them, is hereby duly appointed to act as the representative of Depositor hereunder and has full power and authority to execute, deliver, and cause the Depositor to perform this Custody Agreement, to execute and deliver any Direction on behalf of the Depositor and to take any and all other actions as the Depositor Representative under this Agreement, all without further consent or direction from, or notice to, Depositor or any other party.

                          (e) No party other that the parties hereto have, or shall have, any lien, claim or security interest in the Funds or the Securities or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Funds or the Securities or any part thereof.

                          (f) All of the representations and warranties of Depositor contained herein are true and complete as of the date hereof and will be true and complete at the time of any disbursement from the Funds.

                 15. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Agreement, the parties hereto agree that the United States District Court for the Western District of North Carolina shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of the General Court of Justice of Mecklenburg County, North Carolina shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

                 16. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five (5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

      If to Depositor at:   Southeast Interactive Technology Fund I, LLC
                            2200 West Main Street, Suite 900
                            Durham, North Carolina  27705
                            ATTENTION:  David C. Blivin
                            Facsimile Number: (704) 286-4031

      If to the
      Custodian at:         First Union National Bank of
                            North Carolina, as Custodian
                            Corporate Trust Department
                            230 South Tryon Street, 8th Floor
                            Charlotte, NC 28288-1179
                            ATTENTION:  Karen Atkinson
                            Facsimile Number:  (704) 383-7316

or to such other address as each party may designate for itself by like notice.

                 17. Amendment or Waiver. This Custodian Agreement may be changed, waived, discharged or terminated only by a writing signed by the Representatives and Custodian. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

                 18. Severability. To the extent any provision of this escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Custodian Agreement.

                 19. Governing Law. This Custodian Agreement shall be construed and interpreted in accordance with the internal laws of the State of North Carolina without giving effect to the conflict of laws principles thereof.

                 20. Entire Agreement. This Custodian Agreement constitutes the entire agreement between the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Custodian with respect to the Securities and the Funds.

                 21. Binding Effect. All of the terms of this Custodian Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Depositor and the Custodian.

                 22. Execution in Counterparts. This Custodian Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

                 23. Termination. Upon the first to occur of (i) the disbursement of all amounts in the Funds and all of the Securities pursuant to Directions; (ii) the appointment of a successor Custodian pursuant to this Agreement, the execution of a custodian agreement with such successor and the transfer of all Funds and Securities to such successor; or (iii) the disbursement of all amounts in the Funds and the deposit of the Securities into court pursuant to Section 8 hereof (the "Termination Date"), this Custodian Agreement shall terminate and Custodian shall have no further obligation or liability whatsoever with respect to this Custodian Agreement, the Securities or the Funds.

                 24. Subject to the provisions of applicable law, the Custodian and any stockholder, director, officer or employee of the Custodian may buy, sell, and deal in any of the securities of Depositor and become pecuniarily interested in any transaction in which the Depositor may be interested, and contract and lend money to Depositor and otherwise act as fully and freely as though it were not Custodian under this Agreement. Nothing herein shall preclude the Custodian from acting in any other capacity for Depositor or for any other entity.

         IN WITNESS WHEREOF, the parties hereto have caused this Custodian Agreement to be executed under seal as of the date first above written.


                                  DEPOSITOR

                                  SOUTHEAST INTERACTIVE TECHNOLOGY
                                  FUND I, LLC

                                  By:  ______________________________
                                           Manager




                                  FIRST UNION NATIONAL BANK OF NORTH
                                  CAROLINA, AS CUSTODIAN


                                  By:________________________________

                                  Title:_____________________________

                                  SCHEDULE 1

                          Fees Payable to Custodian

                                                                  No.  ________

                                  EXHIBIT A
                                      TO
                             CUSTODIAN AGREEMENT
                 SOUTHEAST INTERACTIVE TECHNOLOGY FUND I, LLC


                                   NOTATION
                                     FOR
                  DEPOSIT/WITHDRAWAL OF SECURITIES OR FUNDS

                      _______ Deposit    _____ Withdrawal

1.       Date and time of deposit/withdrawal:      ____________________________

2.       Title and amount of
         Securities or Funds
         deposited or withdrawn:            ___________________________________
                                            ___________________________________
                                            ___________________________________

3.       Manner of acquisition or purpose
         for withdrawal:                    ___________________________________
                                            ___________________________________
                                            ___________________________________
                                            ___________________________________
                                            ___________________________________

4.       If withdrawal, name of person to
         whom delivered:                    ___________________________________




                                            Custodian:

                                            FIRST UNION NATIONAL BANK OF
                                            NORTH CAROLINA, N.A.


                                            By: _________________________



[Transmit promptly to appropriate representative of Southeast Interactive Technology Fund I, LLC (the "Fund") as provided in Section 6 of the Custodian Agreement between the Fund and the Custodian.]